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                                                                   Exhibit 10.16

                         New & Pre-Owned Car Agreement

     This New & Pre-owned Car Agreement (the "Agreement") is entered into by and between Republic Industries, Inc., ("you" or "Republic Industries") located at 110 S.E. 6th Street, Fort Lauderdale, FL 33301 and Autoweb.com, Inc., a California corporation, ("we" or "Autoweb.com") located at 3270 Jay Street, Building 6, Santa Clara, CA 95054. The effective date of this Agreement is 17
June   , 1998 (the "Effective Date").  Republic Industries' franchises and dealerships that are subject to this Agreement are listed in the New Car or Pre-owned Car Order Schedules that Republic Industries may submit from time to time.

What we agree to do

  From Autoweb.com's internet web site at "www.autoweb.com" (the "Site"), we will provide to you certain information about a customer order, including the name and telephone number or email address of the customer, the type of inventory requested and other digital information provided by the customer in connection with the Inquiry (the "Inquiry").

  Provided a territory is available, we agree to provide you Inquiries as soon as practicable following receipt of a New Car or Pre-owned Car Order Schedule, which you may submit from time to time. We agree, provided your account is in good standing, to give you priority over other retail car sellers as areas become available.

  We agree to provide you access to Autoweb.com trainers and provide you with the Autoweb.com Member Dealer Success Manual.

  We agree to make a reasonable effort to update the Site with current information about the pre-owned cars in your inventory (the "Inventory"). We agree to work with you to develop an automatic update capability so your Inventory can be current each business day.

What you agree to do

  You agree to appoint a primary contact at each location and to have that contact, or his designate, respond to each Inquiry delivered to you by 5:00 p.m. local time on the following business day. The contact person will cheerfully answer consumer questions regarding Autoweb.com, the Autoweb.com process of buying a car, the dealership and the automobile that is the subject of the Inquiry. You agree to notify us promptly if the contact changes.

  You agree to give your best price over the phone or by email on the first contact with the customer associated with the Inquiry or as soon as practicable after identifying the customers needs. You agree to follow all other guidelines in the Autoweb.com Member Dealer Success Manual.

  You agree to review Your Page at least once per week and to notify Autoweb.com of all inaccuracies or other changes, such as business hours and primary contact person, that will keep Your Page current. You agree that at all times you will possess and maintain the technical capability to receive the Inquiries both through either e-mail and facsimile.


**Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.


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Fees

  We will invoice you [     ]** dollars ($[     ])** for each Inquiry. The
  price per Inquiry will not increase during the first [ ]** ([ ])** months of this Agreement. You elect to receive Inquiries from the approximate distance from your dealership as specified in each New Car and Pre-Owned Car Order Schedule and as measured from center of zip code to center of zip code. Each billing will be for the previous months Inquiries delivered to you. You understand we do not guarantee you will be able to increase the distance in the future. You agree to pay the invoice within thirty (30) days. A Qualified Inquiry is an Inquiry that is delivered to you and that has a name and a valid telephone number or email address. We will automatically credit you [ ]** % ([ ] percent) of each invoice to allow for Inquiries that are not Qualified Inquiries. You understand and agree that an Inquiry is an expression of interest on the part of a consumer and that it does not necessarily lead to a sale of a vehicle.

  You agree to purchase [      ]** ([     ])** inquiries in advance. Payment
  is due within 30 days of the Effective date.

Other Agreements

  All information provided to customer about you is your responsibility. You acknowledge that you, and not Autoweb.com, are offering automobiles for sale. Title and risk of loss of your inventory remains with you and does not transfer or vest in Autoweb.com

  You agree that your pre-owned vehicles have been inspected and have undergone the inspection of the components listed in Addendum 1 of this agreement and that any repairs have been made to put them in good working order. You also agree to provide a limited 90 day or 3000 mile, whichever comes first, power train warranty for each car. We agree to identify your Inventory as "Autoweb.com Certified." You will notify us of any cars not meeting the criteria of Addendum 1 as part of the automatic used car update.

  You agree that we will have sole discretion over the design of the look and style of the Site and Your Page. You agree that we are not liable to you or to any third party for any inaccuracies on Your Page.

  You agree the design, layout, graphics and programming of Your Page is the property of Autoweb.com.

Warranties

  AUTOWEB PROVIDES THE AUTOWEB.COM SERVICES AND ALL OTHER SERVICES PERFORMED BY AUTOWEB UNDER THIS AGREEMENT "AS IS". EXCEPT AS PROVIDED BELOW, AUTOWEB MAKES NO WARRANTIES WITH RESPECT TO THE PERFORMANCE OF ITS SOFTWARE, EXPRESS OR IMPLIED, AND AUTOWEB EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

  Republic Industries warrants that 1) its new car dealers are licensed franchises, 2) the rights granted by Republic Industries to Autoweb.com under this Agreement do not infringe the proprietary rights of third parties, including copyrights, trademarks and trade secrets, 3) any


**Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.



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  information provided to Autoweb.com for listing on the Autoweb.com are truthful and accurate, 4) Republic Industries will provide its customers with all information and notices legally required under the laws applicable to the jurisdiction where the customer is located or will be using its inventory and
  5) Republic Industries' promotion and distribution of its inventory does not violate any applicable laws or regulations. Republic Industries shall defend, indemnify and hold harmless Autoweb.com and its directors, officers and agents from and against any claims, liabilities, expenses or demands arising out of a breach of the foregoing warranties.

  Autoweb.com represents and warrants that the Autoweb.com services and deliverable provided under this Agreement will not infringe the proprietary rights of third parties, including copyrights trade marks and trade secrets.

Other
  The term of this Agreement will remain in effect for one (1) year after the Effective Date and will renew for successive one year periods until cancelled in accordance with this Agreement. Notwithstanding the foregoing, either party may terminate this Agreement upon written notice of a breach by the other party of any term contained herein or, after six (6) months, upon 30 days notice, for any reason. Notwithstanding the foregoing Autoweb.com shall not be able to terminate the Agreement without cause until Republic
  Industries has received its initial [     ]** ([     ])** Inquiries. If this
  Agreement is terminated or expires, with the exception of the initial purchase of [ ] Inquiries, we will refund the unused portion of any Inquiries purchased in advance.

  Republic Industries agrees that from time to time Autoweb.com may change the terms and conditions of this Agreement, including but not limited to pricing (the "Changes"). We agree to provide you with written sixty (60) day, advance notice of the Changes. The notice will be sent to the address on the first page of this Agreement, ATTN: Contract Administration. We agree that if you do not accept the Changes, you may immediately cancel the Agreement without penalty.

  The provisions of Fees, Warranties, Other Agreements and Other shall survive the termination of this Agreement for any reason. All other rights and obligations of the parties shall cease upon termination of this Agreement. Upon termination of this Agreement, we will delete Your Page.

  This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein. This Agreement merges and supersedes all prior or contemporaneous agreements, discussions and understandings between the parties, oral or written, regarding such subject matter. No modification to, or amendment of, this Agreement, shall be effective unless it is signed by both parties.

  Autoweb.com shall not be liable to Republic Industries or any third party for damages related to service interruption, corruption of information contained in the Site or Your Page, the removal of any listing, or any delay on the part of Autoweb.com to perform services hereunder, if beyond its reasonable control.


**Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

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  THE PARTIES AGREE THAT IN NO EVENT WILL AUTOWEB.COM BE LIABLE TO REPUBLIC
  INDUSTRIES OR ANY OTHER PARTY, UNDER ANY THEORY OF LIABILITY, WHETHER IN AN ACTION BASED ON A CONTRACT, TORT (INCLUDING NEGLIGENCE) OR ANY OTHER LEGAL THEORY, HOWEVER ARISING, OR FOR ANY LOSS OF USE, INTERRUPTION OF BUSINESS, OR INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND, WHETHER OR NOT AUTOWEB HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. EXCEPT IN THE CASE OF A BREACH IF ITS WARRANTY OF NON-INFRINGEMENT, IN NO EVENT WILL AUTOWEB.COM'S LIABILITY UNDER THIS AGREEMENT EXCEED THE AMOUNT RECEIVED BY AUTOWEB FROM REPUBLIC INDUSTRIES PURSUANT TO THIS AGREEMENT.

  In the event any provision of this Agreement (or portion thereof) is determined by a court of competent jurisdiction to be invalid, illegal, or otherwise unenforceable, such provision shall be deemed to have been deleted from this Agreement, while the remainder of this Agreement shall remain in full force and effect.

  Either party may assign this Agreement without the other party's consent in connection with a merger, acquisition or reorganization of such party, provided that, if the assignee is a direct competitor of the other party, then the other party may terminate this Agreement upon thirty (30) days written notice to the assigning party.

  The failure of either party to require performance by the other party of any provision hereof shall not affect the full right to require such performance at any time thereafter; nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

  This Agreement shall be governed by and construed under the laws of the State of California. The prevailing party in any legal action brought by one party against the other arising out of this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court costs, expert witness fees and reasonable attorneys' fees.

  This Agreement may be executed in any number of counterparts, and each executed counterpart shall have the same force and effect as an original instrument.


Autoweb.com, Inc.                   Republic Industries

By: /s/ Payam Zamani                By: /s/
   _________________________           _________________________

Title: EVP                          Title: V.P. Internet Services
      ______________________              ______________________

Date:  6/17/98                      Date:  17 Jun 98
     _______________________             _______________________

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